UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 8, 2022
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

On April 8, 2022, Pacific Gas and Electric Company (the “Utility”) and the District Attorney of Sonoma County (the “Sonoma D.A.”) filed a civil stipulated judgment to resolve the criminal prosecution of the Utility in connection with the 2019 Kincade fire (the “Kincade Stipulation”). On April 11, 2022, the Utility and the District Attorneys of Plumas, Lassen, Tehama, Shasta and Butte Counties (the “North State Counties”) filed a civil stipulated judgment to resolve any potential state criminal prosecution of the Utility in connection with the 2021 Dixie fire (the “Dixie Stipulation” and together with the Kincade Stipulation, the “Stipulations”). The Utility did not admit any liability in either Stipulation. The Utility will pay a total of $55 million between 2022 and 2026 in connection with the Stipulations, with approximately $36.2 million due in 2022.

Subject to the terms and conditions of the Kincade Stipulation, the Utility will pay a total of $20.25 million, which will not be recoverable through rates. Pursuant to the Kincade Stipulation, the Utility has also agreed to: (i) fill at least 80 new positions headquartered in or serving Sonoma County; (ii) take certain wildfire mitigation actions consistent with its 2022 Wildfire Mitigation Plan; and (iii) engage an independent compliance monitor for five years to monitor the Utility’s compliance with certain commitments under the Kincade Stipulation, including its commitments to carry out vegetation management and equipment inspections in Sonoma County consistent with its Wildfire Mitigation Plan. Once the Kincade Stipulation is entered by the Sonoma County Superior Court, the Sonoma D.A. will dismiss its criminal complaint with prejudice.

Subject to the terms and conditions of the Dixie Stipulation, the Utility will pay a total of $34.75 million, which will not be recoverable through rates.  Pursuant to the Dixie Stipulation, the Utility has also agreed to: (i) fill at least 80 new positions headquartered in or serving the North State Counties; (ii) take certain other wildfire mitigation actions consistent with its 2022 Wildfire Mitigation Plan; (iii) engage an independent compliance monitor for five years to monitor the Utility’s compliance with certain commitments under the Dixie Stipulation, including its commitments to carry out vegetation management and equipment inspections in the North State Counties consistent with its Wildfire Mitigation Plan; (iv) take good faith steps to initiate mediations with certain commercial timber landowners; and (v) initiate an expedited compensation program under which individuals whose homes, including mobile homes, were destroyed by the 2021 Dixie fire can submit an electronic claim form and supporting documentation, and the Utility will make them an offer to resolve their loss based on an objective, pre-determined valuation framework. The Dixie Stipulation also resolved any potential state criminal prosecution of the Utility in connection with the 2021 Fly fire, which merged with the 2021 Dixie fire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: April 11, 2022	By:	/s/ JOHN R. SIMON
Name: John R. Simon
Title: Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: April 11, 2022	By:	/s/ BRIAN M. WONG
Name: Brian M. Wong
Title: Vice President, General Counsel and Corporate Secretary